                                                                    Exhibit 10.1









                          LOUISIANA-PACIFIC CORPORATION


                      DIRECTORS' DEFERRED COMPENSATION PLAN

                              AMENDED AND RESTATED

                                 AUGUST 1, 2000

                                TABLE OF CONTENTS

                                                                            PAGE

Article 1     --PURPOSE; EFFECTIVE DATE......................................1

Article 2     --DEFINITIONS..................................................1

Article 3     --PARTICIPATION AND DEFERRAL ELECTIONS.........................5

      3.1   Eligibility and Participation....................................5

            3.1.1 Eligibility................................................5

            3.1.2 Participation..............................................5

            3.1.3 Part-Period Participation..................................5

      3.2   Deferral Election................................................5

      3.3   Amount of Deferral; Minimum Deferral.............................5

      3.4   Limitation on Deferral...........................................5

      3.5   Revocation or Modification of Deferral Elections.................5

            3.5.1 General....................................................5

            3.5.2 Exception..................................................6

Article 4     --DEFERRED COMPENSATION ACCOUNT................................6

      4.1   Accounts.........................................................6

      4.2   Initial Account Balance..........................................6

      4.3   Separate Subaccounts.............................................6

            4.3.2 New Contributions..........................................6

            4.3.3 Transfers..................................................6

      4.4   Deferred Compensation............................................6

      4.5   Additional Amounts Credited as Growth Factor.....................7

            4.5.1 General....................................................7

            4.5.2 Fixed Return Subaccount....................................7

            4.5.3 L-P Stock Return Subaccount................................7

      4.6   Maintenance of Subaccounts.......................................7

            4.6.1 Fixed Return Subaccount....................................7

            4.6.2 L-P Stock Return Subaccount................................7

      4.7   Restricted Stock Plan Credit.....................................8

      4.8   Determination of Accounts........................................8


                                      -I-

                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                            PAGE

      4.9   Vesting of Accounts..............................................8

      4.10  Statement of Accounts............................................8

Article 5     --PLAN BENEFITS................................................9

      5.1   Plan Benefit; Settlement Date....................................9

      5.2   Payment Methods..................................................9

      5.3   Election of Settlement Date and Payment Method...................9

      5.4   Modification of Settlement Date and Payment Method...............9

      5.5   In-Service Withdrawals..........................................10

            5.5.1 Election to Withdraw......................................10

            5.5.2 Amount of Withdrawal......................................10

            5.5.3 Form of In-Service Withdrawal Payment.....................10

      5.6   Hardship Distributions..........................................10

      5.7   Accelerated Distribution........................................10

      5.8   Payment to Guardian.............................................10

Article 6     --BENEFICIARY DESIGNATION.....................................10

      6.1   Beneficiary Designation.........................................10

      6.2   Changing Beneficiary............................................11

      6.3   Community Property..............................................11

      6.4   No Beneficiary Designation......................................11

      6.5   Effect of Payment...............................................12

Article 7     --ADMINISTRATION..............................................12

      7.1   Committee; Duties...............................................12

      7.2   Agents..........................................................12

      7.3   Binding Effect of Decisions.....................................12

      7.4   Indemnity of Committee..........................................12

Article 8     --AMENDMENT AND TERMINATION OF PLAN...........................12

      8.1   Amendment.......................................................12

                  (a)   Notice..............................................13


                                      -II-

                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                            PAGE

                  (b)   Change in Control...................................13



      8.2   Corporation's Right to Terminate................................13

                  (a)   Partial Termination.................................13

                  (b)   Complete Termination................................13

Article 9     --MISCELLANEOUS...............................................13

      9.1   Unfunded Plan...................................................13

      9.2   Unsecured General Creditor......................................13

      9.3   Trust Fund......................................................14

      9.4   Nonassignability................................................14

      9.5   Not a Contract of Future Service on Board.......................14

      9.6   Protective Provisions...........................................14

      9.7   Terms...........................................................14

      9.8   Captions........................................................14

      9.9   Governing Law; Arbitration......................................14

      9.10  Validity........................................................15

      9.11  Notice..........................................................15

      9.12  Successors......................................................15



                                     -III-

                         LOUISIANA-PACIFIC CORPORATION

                      DIRECTORS' DEFERRED COMPENSATION PLAN

                              AMENDED AND RESTATED
                            EFFECTIVE AUGUST 1, 2000


Article 1 --PURPOSE; EFFECTIVE DATE

      The purpose of this Directors' Deferred Compensation Plan (the "Plan") is to provide current tax planning opportunities as well as supplemental funds for retirement or death for non-employee directors of Louisiana-Pacific Corporation ("Corporation"). It is intended that the Plan will aid in attracting and retaining directors of exceptional ability by providing them with these benefits. The Plan became effective as of July 1, 1997, and is amended and restated effective August 1, 2000, as set forth in this Plan. The terms of this Plan superseded and replaced the terms of the Louisiana-Pacific Corporation Director's Deferred Compensation Plan dated August 1, 1985 (the "Prior Plan") and, effective on and after July 1, 1997, the amount of any director's deferred account under the Prior Plan, computed as of June 30, 1997, are subject to and governed by the terms of this Plan.

                            Article 2--DEFINITIONS

      For the purposes of this Plan, the following terms have the meanings indicated unless the context clearly indicates otherwise:

      "ACCOUNT" means a bookkeeping account maintained by Corporation in accordance with Article 4 with respect to any Deferred Compensation pursuant to the Plan.

      "ACQUIRING PERSON" means any person or related person or related persons which constitute a "group" for purposes of Section 13(d) and Rule 13d-5 under the Securities Exchange Act of 1934 as amended (the "Exchange Act"); provided, however, that the term Acquiring Person does not include:

            (a) Corporation or any of its Subsidiaries;

            (b) Any employee benefit plan or related trust of Corporation or any of its Subsidiaries;

            (c) Any entity holding voting capital stock of Corporation for or pursuant to the terms of any such employee benefit plan; or

            (d) Any person or group solely because such person or group has voting power with respect to capital stock of Corporation arising from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to the Exchange Act.

      "ACTUARIAL EQUIVALENT" means equivalence in value between two or more forms and/or times of payment based on a determination by an actuary chosen by Corporation, using sound actuarial assumptions at the time of such determination.

      "BENEFICIARY" means the person, persons or entity entitled under Article 4 to receive any Plan Benefits payable after a Participant's death.

      "BOARD" means the Board of Directors of Corporation.

      "CHANGE IN CONTROL" means any of the following events:

            (a) The acquisition by any Acquiring Person of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 20 percent or more of the combined voting power of the then outstanding Voting Securities; provided, however, that for purposes of this paragraph (a), the following acquisitions will not constitute a Change in Control:

                  (i) Any acquisition directly from Corporation;

                  (ii) Any acquisition by Corporation;

                  (iii) Any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Corporation or any corporation controlled by Corporation; or

                  (iv) Any acquisition by any corporation pursuant to a
            transaction that complies with clauses (i), (ii), and (iii) of paragraph (c) of this definition of Change in Control; or

            (b) During any period of 12 consecutive calendar months, individuals who at the beginning of such period constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a director during the period whose election, or nomination for election, by Corporation's shareholders was approved by a vote of at least a majority of the directors then constituting the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

            (c) Consummation of a reorganization, merger, or consolidation or sale or other disposition of all or substantially all of the assets of Corporation (a "Business Combination") in each case, unless, following such Business Combination:

                  (i) All or substantially all of the individuals and entities who were the beneficial owners of the Voting Securities outstanding immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50 percent of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of Corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Corporation or all or substantially all of Corporation's assets either directly or through one (1) or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Voting Securities;

                  (ii) No Person (excluding any employee benefit plan, or
            related trust, of Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20 percent or more of, respectively, the then outstanding shares of common stock of Corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; and

                  (iii) At least a majority of the members of the board of
            directors of Corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

            (d) Approval by the shareholders of Corporation of any plan or proposal for the liquidation or dissolution of Corporation.

      "COMMITTEE" means the Committee appointed by the Chief Executive Officer to administer the Plan pursuant to Article 7.

      "COMPENSATION" means all directors' fees, including Board and committee meeting fees, payable to a Participant (before reduction for amounts deferred under the Plan). Compensation does not include expense reimbursements or any form of noncash compensation or benefits.

      "CORPORATION" means Louisiana-Pacific Corporation, a Delaware corporation, or any successor to its business.

      "DEFERRAL ELECTION" means an election made by a Participant pursuant to a Participation Agreement as described in Article 3.

      "DEFERRAL PERIOD" means a period over which a Participant has elected to defer a portion of his or her Compensation. For all periods prior to August 1, 2000, Deferral Periods were calendar years (or, for the initial Deferral Period the portion of calendar year 1997 beginning July 1, 1997). Effective August 1, 2000, each calendar quarter will be a Deferral Period.

      "DEFERRED COMPENSATION" means the amount of Compensation that a Participant elects to defer pursuant to a Deferral Election.

      "DETERMINATION DATE" means the last day of each calendar month.

      "DIRECTOR" means a member of the Board who is not an employee of Corporation or of any subsidiary of Corporation.

      "FINANCIAL HARDSHIP" means severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Section 152(a) of the Internal Revenue Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute an unforeseeable emergency will depend upon the facts of each case, but in any case, payment may not be made to the extent that such hardship is or may be relieved:

            (a) Through reimbursement or compensation by insurance or otherwise;

            (b) By liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship;

            (c)   By cessation of deferrals under the Plan;

            (d) By borrowing from commercial sources on reasonable commercial terms.

      "FIXED RETURN RATE" means (as of each Determination Date) the monthly equivalent of the annual yield plus two percentage points of the Moody's Average Corporate Bond Yield Index for the preceding calendar month as published by Moody's Investor Service, Inc. (or any successor service) or, if such index is no longer published, a substantially similar index selected by the Board.

      "PARTICIPANT" means any Director who is participating or has participated in the Plan as provided in Article 3.

      "PARTICIPATION AGREEMENT" means an agreement submitted by a Participant to the Committee prior to the beginning of a Deferral Period, with respect to a Deferral Election covering one or more Deferral Periods.

      "PLAN BENEFIT" means the benefit payable to a Participant under the Plan. "SETTLEMENT DATE" means the date elected by a Participant pursuant to
Section 5.1 for payment, or commencement of installment payments, of a Plan Benefit.

      "SHARE" or "SHARES" means a share (or shares) of Corporation's Common
Stock.

      "SHARE UNIT" means a bookkeeping unit with a value, as of any measurement date (such as the date amounts are credited or transferred to or from an L-P Stock Return Subaccount) equal to the value of a Share. Share Units will be determined on the basis of whole and fractional Shares (with fractional Share Units expressed as a decimal fraction rounded to the nearest one-hundredth).

      "SUBACCOUNT" means an L-P Stock Return Subaccount or a Fixed Return Subaccount as described in Section 4.3.

      "TERMINATION DATE" means the date a Participant ceases to be a Director for any reason.

                ARTICLE 3--PARTICIPATION AND DEFERRAL ELECTIONS

      3.1   ELIGIBILITY AND PARTICIPATION

            3.1.1 ELIGIBILITY. The persons eligible to participate in the Plan are Directors.

            3.1.2 PARTICIPATION. Except as provided in Section 3.1.3, a Director who elects to participate in the Plan with respect to any Deferral Period must submit a Participation Agreement to the Committee prior to the beginning of the Deferral Period.

            3.1.3 PART-PERIOD PARTICIPATION. In the event that a Director first becomes eligible to participate during a Deferral Period, a Participation Agreement must be submitted to the Committee no later than 30 days following notification of the Director of eligibility to participate. Such Participation Agreement will be effective only with regard to Compensation earned following the submission of the Participation Agreement to the Committee.

      3.2 DEFERRAL ELECTION. A Participant makes a Deferral Election for a Deferral Period by signing and delivering to the Committee a Participation Agreement prior to the beginning of the Deferral Period. A Deferral Election may cover:

            (a) A single specified Deferral Period (i.e., a specified calendar quarter);

            (b) Two or more consecutive specified Deferral Periods; or

            (c) All Deferral Periods commencing with a designated calendar quarter and continuing until the Participant either revokes or modifies the Deferral Election.

      3.3 AMOUNT OF DEFERRAL; MINIMUM DEFERRAL. A Participant may elect to defer any portion of his or her compensation for a Deferral Period. The amount to be deferred may be stated as either a percentage of Compensation or a dollar amount and may not be less than $600 for any Deferral Period.

      3.4 LIMITATION ON DEFERRAL. A Participant may defer up to 100 percent of the Participant's Compensation. However, the Committee may impose a maximum deferral amount or increase the minimum deferral amount under Section 3.3 from time to time by giving written notice to all Participants, provided, however, that no such changes will affect a Deferral Election made prior to the Committee's action.

      3.5 REVOCATION OR MODIFICATION OF DEFERRAL ELECTIONS.

            3.5.1 GENERAL. A Deferral Election for a Deferral Period may not be revoked or modified after the beginning of the Deferral Period except as provided in Section 3.5.2. Any Deferral Election covering Deferral Periods that have not yet begun may be revoked or modified by delivery to the Committee (prior to the beginning of the applicable Deferral Period) of a new Participation Agreement.

            3.5.2 EXCEPTION. The Committee may permit a Participant to reduce the amount to be deferred, or waive the remainder of a Deferral Election for a Deferral Period, upon a finding that the Participant has suffered a Financial Hardship. If a Participant ceases receiving Compensation during a Deferral Period due to disability, the Deferral Election for such Deferral Period will cease at that time.

                   ARTICLE 4--DEFERRED COMPENSATION ACCOUNT

      4.1 ACCOUNTS. Corporation will maintain a bookkeeping account ("Account") for each Participant as described in this Article 4. A Participant's Account will be utilized solely as a device for the determination and measurement of the amounts to be paid to the Participant pursuant to the Plan. A Participant's Account will not constitute or be treated as a trust fund of any kind.

      4.2 INITIAL ACCOUNT BALANCE. Each Participant who was a Director on June 30, 1997, was credited with an initial balance in his or her Account equal to the balance (if any) in the Prior Plan as of June 30, 1997.

      4.3 SEPARATE SUBACCOUNTS.

            4.3.1 GENERAL. Effective August 1, 2000, each Participant will have two Subaccounts in his or her Account:

            (a) An L-P Stock Return Subaccount; and

            (b) A Fixed Return Subaccount.

The balance in each Participant's Account as of July 31, 2000, will be credited to such participant's Fixed Return Subaccount.

            4.3.2 NEW CONTRIBUTIONS. A Participant may direct that new Deferred Compensation amounts be allocated to either Subaccount or between both Subaccounts in such proportions as the Participant directs in a Participation Agreement. A Participant's direction as to the allocation of new Deferred Compensation amounts between the Subaccounts may be made and/or modified only on a calendar quarter by calendar quarter basis and must be made (pursuant to a new or modified Participation Agreement) and delivered to the Committee before the beginning of the applicable calendar quarter. Subsequent transfers between Subaccounts may be made only as provided in Section 4.3.3.

            4.3.3 TRANSFERS. A Participant may transfer all or any portion of the balance of one Subaccount to the Participant's other Subaccount effective as of January 1 or July 1 of each calendar year beginning in 2001. Such transfer may be made by written notice to the Committee prior to the January 1 or July 1 effective date of such transfer.

      4.4 DEFERRED COMPENSATION. A Participant's Deferred Compensation will be credited to the Participant's Account and Subaccounts as the corresponding nondeferred portion of the Compensation becomes or would have become payable. Any withholding of taxes or other amounts with respect to Deferred Compensation that is required by state, federal, or local law will be withheld from the Participant's nondeferred Compensation to the maximum extent possible and the Participant will make arrangements with Corporation for the payment of any excess.

      4.5 ADDITIONAL AMOUNTS CREDITED AS GROWTH FACTOR.

            4.5.1 GENERAL. For all periods beginning August 1, 2000, each Subaccount will be credited with an additional amount as described in this Section ("Growth Factor") from the date Deferred Compensation amounts are credited to a Subaccount (or amounts are transferred to a Subaccount as provided in Section 4.3.3). Each Subaccount will be adjusted effective as of each Determination Date to reflect the Growth Factor for such Subaccount accrued during the calendar month ending on such Determination Date.

            4.5.2 FIXED RETURN SUBACCOUNT. For each Fixed Return Subaccount the Growth Factor will be an additional amount (accrued in the same manner as interest compounded monthly). The rate of such accrual will be the Fixed Return Rate.

            4.5.3 L-P STOCK RETURN SUBACCOUNT. For each L-P Stock Return Subaccount the Growth Factor will be the total investment income (or loss), including dividends and appreciation (or depreciation) in the value of the Stock Units credited to the L-P Stock Return Subaccount.

      4.6 MAINTENANCE OF SUBACCOUNTS.

            4.6.1 FIXED RETURN SUBACCOUNT. Each Fixed Return Subaccount will be maintained as follows:

            (a) All Deferred Compensation amounts allocated to a Fixed Return Subaccount pursuant to Section 4.3.3 will be credited to the Fixed Return Subaccount as of the date of such contribution or transfer.

            (b) As of each Determination Date, each Fixed Return Account will be credited with an amount equal to the interest that would accrue during the one-month period ending on such Determination Date on a principal amount equal to the daily average balance of the Fixed Return Subaccount during such period with an interest rate equal to the Fixed Return Rate.

            4.6.2 L-P STOCK RETURN SUBACCOUNT. Each L-P Stock Return Subaccount will be maintained as follows:

            (a) As of each date any Deferred Compensation is credited to, and as of such date any amount is transferred pursuant to Section 4.3.3 to, a Participant's L-P Stock Return Subaccount, the L-P Stock Return Subaccount will be credited with a number of Stock Units equal to the total dollar amount of such credit or transfer divided by the market value of a Share as of the date of such credit or transfer;

            (b) Each L-P Stock Return Subaccount will be credited, as of the payment date of each dividend paid with respect to Corporation's Common Stock, with:

                  (i) A number of Stock Units equivalent to the per-Share number of Shares distributed as a stock dividend multiplied by the number of Stock Units in such L-P Stock Return Account as of the record date for such stock dividend; and

                  (ii) A number of Stock Units equal to (A) the per-Share dollar amount of any cash dividend multiplied by the number of Stock Units in such L-P Stock Return Subaccount on the record date for such cash dividend divided by (B) the market value of a Share as of the payment date of such cash dividend;

            (c) Each L-P Stock Return Subaccount will be similarly adjusted to reflect any stock splits, extraordinary distributions on Corporation's Common Stock, etc., to reflect the same investment result as if the Stock Units held in an L-P Stock Return Subaccount were actual Shares;

            (d) Each L-P Stock Return Subaccount will be debited (reduced) as of the date of any distribution or transfer to another subaccount pursuant to
      Section 4.3.3 by a number of Share Units equal to the dollar amount of such distribution or transfer divided by the market value of a Share as of the date of such distribution or transfer; and

            (e) The value of an L-P Stock Return Account as of any date will be equal to the product of the number of Stock Units credited to the L-P Stock Return Subaccount multiplied by the market value of a Share on such date.

      4.7 RESTRICTED STOCK PLAN CREDIT. A Participant who makes a deferral election under Corporation's 2000 Non-Employee Director Restricted Stock Plan (the "Restricted Stock Plan") will receive a credit to the Participant's L-P Stock Return Subaccount equal to the Fair Market Value (as defined in the Restricted Stock Plan) as of the vesting date for a restricted stock award (an "Award") under the Restricted Stock Plan, of the shares covered by the Award pursuant to such deferral election. Amounts credited to a Participant's L-P Stock Return Subaccount pursuant to this Section 4.7 will be subject to all the provisions of this Plan as if such amounts had been Deferred Compensation amounts under the Plan.

      4.8 DETERMINATION OF ACCOUNTS. Each Participant's Account as of each Determination Date will consist of the balance of the Participant's Accounts as of the immediately preceding

Determination Date, plus the Participant's Deferred Compensation credited, any amounts credited pursuant to Section 4.7, and the appropriate Growth Factor accrued, minus the amount of any withdrawals or distributions made since the immediately preceding Determination Date. As of any Determination Date, the balance of a Participant's Account equals the sum of the balances of his or her Subaccounts.

      4.9 VESTING OF ACCOUNTS. Each Participant will be 100 percent vested at all times in his or her entire Account and Subaccounts.

      4.10 STATEMENT OF ACCOUNTS. The Committee will submit to each Participant, within 120 days after the close of each calendar year and at such other time as determined by the Committee, a statement setting forth the balance to the credit of each Account and Subaccount maintained for a Participant.

                           ARTICLE 5 --PLAN BENEFITS

      5.1 PLAN BENEFIT; SETTLEMENT DATE. Upon termination of a Participant's service as a Director for any reason (including death) the Participant will be entitled to a Plan Benefit equal to the balance of his or her Account. The Plan Benefit will be paid or commenced as of the Settlement Date elected by the Participant in the manner described in Section 5.3, which may be either 65 days after the Termination Date or January 10 of the calendar year following the Termination Date.

      5.2 PAYMENT METHODS. A Participant may elect, in the manner described in
Section 5.3, one of the following payment methods:

            (a) A lump-sum payment;

            (b) Annual installment payments over any period selected by the Participant computed as follows (the computation uses as an illustrative example an election for installment payments over ten years):

                  (i) The Account and Subaccounts will continue to accrue Growth
            Factor as described in Article 4 during the installment period;

                  (ii) The first installment will be one-tenth of the total
            Account Balance as of the Settlement Date and will be payable within 5 days after the Settlement Date;

                  (iii) The second installment will be one-ninth of the total
            Account balance as of the first anniversary of the Settlement Date and will be payable within 5 days of such anniversary; and

                  (iv) Subsequent installments will be computed in the same
            manner; or

            (c) Any other method acceptable to the Committee that is the Actuarial Equivalent of a lump-sum payment of the Participant's Account balance.

      5.3 ELECTION OF SETTLEMENT DATE AND PAYMENT METHOD. A Participant must elect a Settlement Date and form of payment method as of the first Participation Agreement submitted by the Participant after August 1, 2000. Effective August 1, 2000, any payment method previously elected for the last Deferral Period will be the payment method for the Participant's entire Account unless the Participant subsequently modifies such election as provided in Section 5.4. If no Settlement Date is selected, the Settlement Date will be 65 days after the Termination Date. If no payment method is elected or if a Participant's Account Balance is less than $20,000, the Participant will be deemed to have elected payment in a lump sum.

      5.4 MODIFICATION OF SETTLEMENT DATE AND PAYMENT METHOD. A Participant may modify the Settlement Date or the form of payment method at any time so long as such modification is made in writing to the Committee before the end of the calendar year that is two calendar years prior to the date when the Participant's benefit payments were scheduled to be made or commenced if no modification had been made.

      5.5 IN-SERVICE WITHDRAWALS. Participants will be permitted to elect to withdraw amounts from their Account subject to the following restrictions:

            5.5.1 ELECTION TO WITHDRAW. An election to make an in-service withdrawal must be made at the same time the Participant enters into a Participation Agreement for a Deferral Election. The date of the in-service withdrawal cannot be earlier than five (5) years after the first day of the first Deferral Period covered by the Deferral Election. Such election may be modified no later than the end of the calendar year two calendar years prior to the calendar year the Participant was scheduled to receive the benefits.

            5.5.2 AMOUNT OF WITHDRAWAL. The amount which a Participant can elect to withdraw with respect to any Deferral Election will be limited to 100 percent of the amount of such Deferral Election plus Growth Factor accrued with respect to the Deferred Compensation pursuant to that Deferral Election through the withdrawal date.

            5.5.3 FORM OF IN-SERVICE WITHDRAWAL PAYMENT. The amount elected to be withdrawn will be paid in a lump sum unless the Committee approves an alternative form of payment at the time elected by the Participant in the Participation Agreement in which he or she elected the in-service withdrawal.

      5.6 HARDSHIP DISTRIBUTIONS. Upon a finding that a Participant has suffered a Financial Hardship or a Disability, the Committee may, in its sole discretion, make distributions from the Participant's Account prior to the time specified for payment of Plan Benefits under the Plan. The amount of such distribution will be limited to the amount reasonably necessary to meet the Participant's requirements during the Financial Hardship or Disability.

      5.7 ACCELERATED DISTRIBUTION. Notwithstanding any other provision of the Plan, at any time, a Participant will be entitled to receive, upon written request to the Committee, a lump-sum distribution equal to 90 percent of the vested Account balance as of the Determination Date immediately preceding the date on which the Committee receives the written request. The remaining balance will be forfeited by the Participant and the Participant will not be allowed to participate in the Plan in the future. The amount payable under this section will be paid in a lump sum within 30 days following the receipt of the notice by the Committee from the Participant.

      5.8 PAYMENT TO GUARDIAN. If a Plan Benefit is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of his or her property, the Committee may direct payment of such Plan Benefit to the guardian, legal representative, or person having the care and custody of such minor, incompetent, or person. The Committee may require proof of incompetency, minority, incapacity or guardianship, as it may deem appropriate prior to distribution of the Plan Benefit. Such distribution will completely discharge the Committee from all liability with respect to such benefit.

                      ARTICLE 6--BENEFICIARY DESIGNATION

      6.1 BENEFICIARY DESIGNATION. Subject to Section 6.3, each Participant has the right, at any time, to designate one or more persons or an entity as Beneficiary or Beneficiaries (both primary as well as secondary) to whom Plan Benefits will be paid in the event of Participant's death prior to complete distribution of the Participant's Account. Each Beneficiary designation must be in a written form prescribed by the Committee and will be effective only when filed with the Committee during the Participant's lifetime.

      6.2 CHANGING BENEFICIARY. Subject to Section 6.3, any Beneficiary designation may be changed by a Participant without the consent of the previously named Beneficiary by the filing of a new designation with the Committee. The filing of a new designation will cancel all designations previously filed. If a Participant's Compensation or Account is community property, any Beneficiary designation will be valid or effective only as permitted by applicable law.

      6.3 COMMUNITY PROPERTY. If the Participant resides in a community property state, the following rules will apply:

            (a) Designation by a married Participant of a Beneficiary other than the Participant's spouse will not be effective unless the spouse executes a written consent that acknowledges the effect of the designation, or it is established the consent cannot be obtained because the spouse cannot be located;

            (b) A married Participant's Beneficiary designation may be changed by a Participant with the consent of the Participant's spouse as provided for in Section 6.3(a) by the filing of a new designation with the Committee;

            (c) If the Participant's marital status changes after the Participant has designated a Beneficiary, the following will apply:

                  (i) If the Participant is married at the time of death but was unmarried when the designation was made, the designation will be void unless the spouse has consented to it in the manner prescribed in Section 6.3(a);

                  (ii) If the Participant is unmarried at the time of death but was married when the designation was made:

                        (1) The designation will be void if the spouse was named
                  as Beneficiary unless Participant had submitted a change of beneficiary listing the former spouse as the beneficiary; and

                        (2) The designation will remain valid if a nonspouse
                  Beneficiary was named.

                  (iii) If the Participant was married when the designation was made and is married to a different spouse at death, the designation will be void unless the new spouse has consented to it in the manner prescribed above.

      6.4 NO BENEFICIARY DESIGNATION. In the absence of an effective Beneficiary Designation, or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's designated Beneficiary will be deemed to be the person in the first of the following classes in which there is a survivor:

            (a) The surviving spouse;

            (b) The Participant's children, except that if any of the children predeceases the Participant but leaves issue surviving, then such issue will take by right of representation the share the parent would have taken if living; and

            (c) The Participant's estate.

      6.5 EFFECT OF PAYMENT. The payment to the designated or deemed Beneficiary will completely discharge Corporation's obligations under the Plan.

                           ARTICLE 7--ADMINISTRATION

      7.1 COMMITTEE; DUTIES. The Plan will be administered by the Committee, which will consist of not less than two persons appointed by the Chief Executive Officer and which may include the CEO as a member. The Committee will have the authority to make, amend, interpret and enforce all appropriate rules and regulations for the administration of the Plan and decide or resolve any and all questions, including interpretations of the Plan, as may arise in connection with the Plan. A majority vote of the Committee members will control any decision. Members of the Committee may be Participants under the Plan.

      7.2 AGENTS. The Committee may, from time to time, employ other agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to Corporation.

      7.3 BINDING EFFECT OF DECISIONS. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated under the Plan will be final, conclusive and binding upon all persons having any interest in the Plan.

      7.4 INDEMNITY OF COMMITTEE. Corporation will indemnify and hold harmless the members of the Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to the Plan, except in the case of gross negligence or willful misconduct.

                  ARTICLE 8--AMENDMENT AND TERMINATION OF PLAN

      8.1 AMENDMENT. Corporation may at any time amend the Plan in whole or in part; provided, however, that any such amendment that would materially increase the benefits provided under the Plan will be subject to the prior approval of the Board. Provided, further, that no amendment will be effective to decrease or restrict the amount accrued to the date of Amendment in any Account maintained under the Plan. Changes in the definition of "Rate of Return" are subject to the following restrictions:

            (a) NOTICE. A change will not become effective before the first day of the calendar year which follows the adoption of the amendment and at least 30 days written notice of the amendment to the Participant.

            (b) CHANGE IN CONTROL. Any change in the definition of Rate of Return after a Change in Control will apply only to those amounts credited to the Participant's Account as a result of Deferral Elections made after the Change in Control.

      8.2 CORPORATION'S RIGHT TO TERMINATE. Corporation may at any time partially or completely terminate the Plan if, in its judgment, the tax, accounting or other effects of the continuance of the Plan, or potential payments thereunder would not be in the best interests of Corporation.

            (a) PARTIAL TERMINATION. Corporation may partially terminate the Plan by instructing the Committee not to accept any additional Deferral Elections. In the event of such a Partial Termination, the Plan will continue to operate and be effective with regard to Deferral Elections entered into prior to the effective date of such Partial Termination.

            (b) COMPLETE TERMINATION. Corporation may completely terminate the Plan by instructing the Committee not to accept any additional Deferral Elections, and by terminating all ongoing Deferral Elections. In the event of Complete Termination, the Plan will cease to operate and Corporation will pay out to each Participant his or her Account as if the Participant had terminated service as of the effective date of the

      Complete Termination. Payments will be made in equal annual installments over the period listed below, based on the Account balance:

      RETIREMENT ACCOUNT BALANCE          PAYOUT PERIOD
      ---------------------------------------------------
      Less than $10,000                       1 Year
      $10,000 but less than $50,000           3 Years
      More than $50,000                       5 Years
      ===================================================

                           ARTICLE 9--MISCELLANEOUS

      9.1 UNFUNDED PLAN. The Plan is intended to be an unfunded plan maintained solely for Directors and is not an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and as such is not intended to be covered by ERISA.

      9.2 UNSECURED GENERAL CREDITOR. The Plan and the Plan Benefits will be unfunded and will be payable only from the general assets of Corporation. Corporation does not represent that any specific assets or portion of its assets will be used to provide Plan Benefits. Participants and their Beneficiaries will not have any vested interest in any assets of Corporation and will have no legal or equitable rights, interest or claims in any property or assets of Corporation, nor will such Participants or their Beneficiaries be beneficiaries of, or have any rights, claims or interests in any life insurance policies, annuity contracts or the proceeds therefrom owned or which may be acquired by Corporation. Any and all of Corporation's assets and policies will be, and remain, the general, unpledged, unrestricted assets of Corporation. Corporation's obligation under the Plan are that of an unfunded and unsecured promise of Corporation to pay money in the future.

      9.3 TRUST FUND. Corporation will be responsible for the payment of all Plan Benefits. At its discretion, Corporation may establish one or more trusts, with such trustees as the Board may approve, for the purpose of providing for the payment of Plan Benefits. Such trust or trusts may be irrevocable, but the assets of such trust or trusts will be subject to the claims of Corporation's creditors. To the extent any Plan Benefits Plan are actually paid from any such trust, Corporation will have no further obligation with respect to such Plan Benefits, but to the extent not so paid, such Plan Benefits will remain the obligation of, and will be paid by, Corporation.

      9.4 NONASSIGNABILITY. Neither a Participant nor any other person will have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable under this Plan, or any part of such amounts, which are, and all rights to which are, expressly declared to be unassignable and nontransferable. No part of the amounts payable will, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

      9.5 NOT A CONTRACT OF FUTURE SERVICE ON BOARD. The terms and conditions of the Plan may not be deemed to constitute a contract of future service between Corporation and the Participant, and the Participant (or his or her Beneficiary) will have no rights against Corporation except as may otherwise be specifically provided in the Plan.

      9.6 PROTECTIVE PROVISIONS. A Participant will cooperate with Corporation by furnishing any and all information requested by Corporation, in order to facilitate the payment of Plan Benefits, and by taking such physical examinations as Corporation may deem necessary and taking such other action as may be requested by Corporation.

      9.7 TERMS. Whenever any words are used herein in the masculine, they will be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used herein in the singular or in the plural, they will be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

      9.8 CAPTIONS. The captions of the articles, sections and paragraphs of the Plan are for convenience only and will not control or affect the meaning or construction of any of its provisions.

      9.9 GOVERNING LAW; ARBITRATION. The provisions of the Plan will be construed and interpreted according to the laws of the State of Oregon. Any dispute or claim that arises out of or that relates to the Plan or to the interpretation, breach, or enforcement of the Plan, must be resolved by mandatory arbitration in accordance with the then effective arbitration rules of Arbitration Service of Portland, Inc., and any judgment upon the award rendered pursuant to such arbitration may be entered in any court having jurisdiction thereof.

      9.10 VALIDITY. In case any provision of the Plan is held illegal or invalid for any reason, said illegality or invalidity will not affect the remaining parts of the Plan, but the Plan will be construed and enforced as if such illegal and invalid provision had never been inserted in the Plan.

      9.11 NOTICE. Any notice or filing required or permitted to be given to the Committee under the Plan will be sufficient if in writing and hand delivered, or sent by registered or certified mail, to any member of the Committee or the Secretary of Corporation. Such notice will be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

      9.12 SUCCESSORS. The provisions of the Plan will bind and inure to the benefit of Corporation and its successors and assigns. The term successors as used in the Plan include any corporate or other business entity which, whether by merger, consolidation, purchase or otherwise, acquires all or substantially all of the business and assets of Corporation, and successors of any such corporation or other business entity.

      The foregoing Plan has been adopted by the Board of Directors of Louisiana-Pacific Corporation effective as of August 1, 2000.



                                    -----------------------------------
                                     Officer



                                    -----------------------------------
                                     Officer